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                                                                   Exhibit 14(a)


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Technology Fund, Inc.:


We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 18, 1998 appearing in the Statement of Additional Information dated May 20, 1998 of Merrill Lynch Global Technology Fund Inc., and to the reference to us under the caption "Experts" appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
December 9, 1998